UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

To

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 19, 2013 (December 31, 2012)

Spindle, Inc.

(Exact name of registrant as specified in Charter)

Nevada	333-145088	20-8241820
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18835 North Thompson Peak Parkway

Scottsdale, AZ 85255

(Address of Principal Executive Offices)

480-335-7351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.01 Completion of Acquisition or Disposition of Assets

On December 31, 2012 (the “Closing Date”), Spindle, Inc. (the “Company” or “we”) completed an acquisition of substantially all of the business assets and certain liabilities of Parallel Solutions Inc. (“Parallel”) pursuant to an Asset Purchase Agreement (the “Agreement”) dated as of the Closing Date.

On January 7, 2013, we filed a Current Report on Form 8-K stating that we had completed such acquisition and that the financial statements and pro forma financial information required under Item 9.01 of Form 8-K would be filed within 71 days after the date on which the Current Report on Form 8-K was required to be filed. This amended Current Report on Form 8-K contains the required financial statements and pro forma financial information.

The Company will amend this Current Report to provide restated pro forma financial statements reflecting the Company’s acquisition of Parallel upon amending the Current Report on Form 8-K filed by the Company on February 11, 2013 to provide the restated financial statements referenced therein.

Item 9.01

Financial Statements and Exhibits

(a)

Financial Statements of Business Acquired

Audited financial statements of Parallel for the fiscal years ended December 31, 2010, 2011 and 2012 are attached hereto as Exhibit 99.1.

(b)

Pro Forma Financial Information

The unaudited pro forma financial information for Spindle, after giving effect to the acquisition of Parallel and adjustments as described in such pro forma financial information, for the twelve month period ended December 31, 2011 and the nine months ended September 30, 2012 are attached hereto as Exhibit 99.2.

(d)

Exhibits

The following exhibits are attached herewith:

Exhibit No.	Description
99.1	Audited consolidated financial statements of Parallel for the fiscal years ended December 31, 2010, 2011 and 2012
99.2

Unaudited pro forma financial information for the Company after giving effect to the acquisition of Parallel and adjustments described in such pro forma financial information for the twelve month period ended December 31, 2011 and the nine month period ended September 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Spindle, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Spindle, Inc.
(Registrant)

Date: March 19, 2013	By:	/s/ William Clark
William Clark
President

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